UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2024

White River Energy Corp

(Exact name of registrant as specified in its charter)

Nevada	000-56617	45-3797537
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

609 W/ Dickson St., Suite 102 G
Fayetteville, AR	72701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 521-9148

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Information.

On Friday, April 19, 2024, White River Energy Corp (“White River” or the “Company”) received a legal opinion from a confidential law firm confirming the validity of the form, receipt, and useability of federal income tax credits originally issued to a Native American tribe (the “Credits”) which White River received from its joint venture partner (“JV Partner”), an affiliate of the Native American tribe pursuant to the Joint Venture Agreement entered into on November 22, 2023 (the “Joint Venture Agreement”). This opinion currently applies to only the first $5.5 billion in Credits that the Company has been assigned. White River considers the contents of this legal opinion a trade secret and only plans to disclose it to selected prospective purchasers of material amounts of these Credits and certain other representatives under a mutually executed Non-Disclosure Agreement (“NDA”) specific to these Credits and information related thereto.

On Tuesday, April, 23, 2024, the White River Board of Directors approved the Company commencing the sale of $5.0 billion of these Credits starting on Monday, April 29, 2024 at the following pricing levels on a first-come, first served basis:

-	Tranche 1: The first $2.5 billion to be sold at $0.50 per $1.00 of Credit
-	Tranche 2: When Tranche 1 has been completely sold and funded, the second $1.5 billion is to be sold at $0.55 per $1.00 of Credit
-	Tranche 3: Finally, when Tranche 2 has been completely sold and funded, the remaining $1.0 billion is to be sold at $0.60 per $1.00 of Credit

Net proceeds received from sales of the Credits will be subject to the use of proceeds and other provisions of the Company’s Joint Venture Agreement, as disclosed in, and the form of which is filed as an exhibit to, the Company’s Current Report on Form 8-K filed on November 29, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Incorporated by Reference
Exhibit #	Exhibit Description	Form	Date	Number	Filed or Furnished Herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White River Energy Corp

Date: April 29, 2024	By:	/s/ Jay Puchir
	Name:	Jay Puchir
	Title:	Chief Financial Officer